UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 1, 2021, Mohawk Group Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, a total of 15,533,054 shares, or 52.62% of the Company’s common stock issued and outstanding as of March 11, 2021, the record date for the Special Meeting, were represented at the Special Meeting online or by proxy.

At the Special Meeting, the Company’s stockholders considered eight proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2021.

Set forth below is a brief description of the matters voted upon at the Special Meeting and the voting results with respect to such matters. In accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the affirmative vote of the holders of a majority in voting power of the votes cast at the Special Meeting by the holders entitled to vote thereon, excluding (1) the 1,387,759 shares of the Company’s common stock issued to Healing Solutions, LLC (the “Healing Solutions Shares”) on February 2, 2021 pursuant to the Asset Purchase Agreement, dated February 2, 2021, by and among the Company, Truweo, LLC, Healing Solutions, LLC, Jason R. Hope and, for purposes of certain sections thereof, Super Transcontinental Holdings, LLC, and (2) the 980,000 shares of the Company’s common stock issued to High Trail Investments SA, LLC on February 9, 2021 pursuant to the exercise of the Warrant to Purchase Common Stock, dated December 1, 2020 (the “High Trail Shares” and, together with the Healing Solutions Shares, the “Excluded Shares”), was required for approval of each of Proposal Nos. 1 through 6. Accordingly, the voting results for Proposal Nos. 1 through 6 below exclude the Excluded Shares.

Proposal No. 1: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of shares of the Company’s common stock pursuant to the Senior Secured Note Due 2022.

For	Against	Abstain
13,131,858	20,118	13,319

Proposal No. 2: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of shares of the Company’s common stock pursuant to the Senior Secured Note Due 2023.

For	Against	Abstain
13,131,907	20,325	13,063

Proposal No. 3: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of up to 469,931 shares of the Company’s common stock upon exercise of the Warrant to Purchase Common Stock, dated February 2, 2021.

For	Against	Abstain
13,131,645	20,486	13,164

Proposal No. 4: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of up to 1,016,912 shares of the Company’s common stock pursuant to the Asset Purchase Agreement, dated February 2, 2021, by and among the Company, Truweo, LLC, Healing Solutions, LLC, Jason R. Hope and, for purposes of certain sections thereof, Super Transcontinental Holdings, LLC, including pursuant to certain consulting agreements entered into in connection therewith.

For	Against	Abstain
13,133,443	18,560	13,292

Proposal No. 5: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of up to 750,000 shares of the Company’s common stock upon exercise of the Warrant to Purchase Common Stock, dated February 9, 2021.

For	Against	Abstain
13,131,596	20,430	13,269

Proposal No. 6: To approve, as required by and in accordance with Nasdaq Listing Rules 5635(a) and 5635(d), the issuance of shares of the Company’s common stock pursuant to a senior secured note and upon exercise of a warrant to purchase common stock that may be issued in connection with a refinancing of the Senior Secured Note Due 2022 and the Senior Secured Note Due 2023.

For	Against	Abstain
13,128,681	24,170	12,444

Proposal No. 7: To approve the issuance of up to $100.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rules 5635(b) and 5635(d).

For	Against	Abstain
15,026,382	496,734	9,938

Proposal No. 8: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals.

For	Against	Abstain
15,481,080	27,185	24,789

Although Proposal 8 was approved, the adjournment of the Special Meeting was not necessary because the Company’s stockholders approved Proposal Nos. 1-7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: April 2, 2021	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer